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                                                                     Exhibit 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ASPECT MEDICAL SYSTEMS, INC.

                             Pursuant to Section 245
                            of the Corporation Law of
                              the State of Delaware

      The undersigned, President of Aspect Medical Systems, Inc., a Delaware corporation (the "Corporation"), acting under Section 245 of the General Corporation Law of the State of Delaware, does hereby certify:

      1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 14, 1987 under the name "Biometrak Corporation."

      2. This Restated Certificate of Incorporation was proposed and declared advisable by the Board of Directors of the Corporation in a Written Action in Lieu of Meeting, dated as of December 11, 1998 and was consented to in writing by the Corporation's stockholders as of December 17, 1998, in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      The Corporation's Restated Certificate of Incorporation is hereby restated in its entirety as follows:

      FIRST:  The name of the Corporation is Aspect Medical Systems, Inc.

      SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares that the Corporation shall have authority to issue is 39,393,224 shares consisting of 17,030,000 shares of Common Stock, par value $0.01 per share, and 22,363,224 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 406,898 shares have been designated Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock"), 3,800,428 shares have been designated Series B-1 Convertible Preferred Stock (the "Series B-1 Preferred Stock"), 3,500,000 shares have been designated Series C
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Convertible Preferred Stock (the "Series C Preferred Stock"), 1,714,286 shares have been designated Series D Convertible Preferred Stock (the "Series D Preferred Stock"), 1,760,000 shares have been designated Series E Convertible Preferred Stock (the "Series E Preferred Stock"), 406,898 shares have been designated Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"), 3,800,428 shares have been designated Series B-2 Convertible Preferred Stock (the "Series B-2 Preferred Stock"), 3,500,000 shares have been designated Series C-2 Convertible Preferred Stock (the "Series C-2 Preferred Stock"), 1,714,286 shares have been designated Series D-2 Convertible Preferred Stock (the "Series D-2 Preferred Stock") and 1,760,000 shares have been designated Series E-2 Convertible Preferred Stock (the "Series E-2 Preferred Stock").

A.    COMMON STOCK.

      1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of any then outstanding Preferred Stock.

      2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors of the Corporation and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.    PREFERRED STOCK.

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Restated Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.


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      Authority is hereby expressly granted to the Board of Directors of the
Corporation from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise set forth herein, no vote of the holders of the Preferred Stock or Common Stock shall be prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

      The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of Common Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock and/or the holders thereof are as follows:

      Except as specifically set forth herein (including without limitation
Section 2(a) herein), the holders of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock shall have the same powers, privileges and rights, and the same qualifications, limitations and restrictions, with respect to the shares of Preferred Stock held by them, and except as specifically set forth herein (including without limitation Section 2(a) herein), such shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock shall rank on a parity with each other with respect to such powers, privileges and rights. The Series A-1 Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series A-2 Preferred Stock, the Series B-2 Preferred Stock, the Series C-2 Preferred Stock, the Series D-2 Preferred Stock and Series E-2 Preferred Stock are collectively referred to hereinafter as the "Preferred Stock." The Series A-1 Preferred Stock and Series A-2 Preferred Stock are collectively referred to as the "Series A Stock." The Series B-1


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Preferred Stock and Series B-2 Preferred Stock are collectively referred to as the "Series B Stock." The Series C Preferred Stock and the Series C-2 Preferred Stock are collectively referred to as the "Series C Stock." The Series D Preferred Stock and the Series D-2 Preferred Stock are collectively referred to as the "Series D Stock." The Series E Preferred Stock and the Series E-2 Preferred Stock are collectively referred to as the "Series E Stock."

      1. Dividends. The holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends declared by the Board of Directors but in any event at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible). Declared and unpaid dividends shall be payable upon the liquidation or winding-up of the Corporation. No dividend shall be declared and paid on the Common Stock without a like dividend being declared and paid on the Preferred Stock.

      2. Liquidation, Dissolution or Winding Up.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

                        (i) First, the holders of Series E Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series E Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series E Stock by reason of their ownership thereof, an amount equal to the greater of (x) $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends declared and/or accrued but unpaid on such shares, or (y) with respect to the Series E Stock, the amount per share that would have been payable had all series of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series E Stock the full amount to which they should be entitled, the holders of Series E Stock and any class or series of stock ranking on liquidation on a parity with the Series E Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion in the respective amounts which would otherwise be payable pursuant to this subsection 2(a)(i) in respect of the


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shares of Series E Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                        (ii) Second, the holders of shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of Series E Stock and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Stock, Series B Stock, Series C Stock and Series D Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Stock, Series B Stock, Series C Stock and Series D Stock by reason of their ownership thereof, an amount equal to the greater of (x) $22.76 per share with respect to the Series A Stock, $2.00 per share with respect to the Series B Stock, $3.75 per share with respect to the Series C Stock and $7.00 per share with respect to the Series D Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared and/or accrued but unpaid on such shares or (y) with respect to each series of the Preferred Stock other than the Series E Stock, the amount per share as would have been payable had all series of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock the full amount to which they shall be entitled, the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock and any class or series of stock ranking on liquidation on a parity with the Series A Stock, Series B Stock, Series C Stock and Series D Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable pursuant to this subsection 2(a)(ii) in respect of the shares of the Series A Stock, Series B Stock, Series C Stock and Series D Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Each series of Preferred Stock other than the Series E Stock shall rank on liquidation on a parity with each other series of Preferred Stock and the Series E Stock shall rank on liquidation prior and in preference to all other series of Preferred Stock.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other class or series of stock ranking on liquidation junior to


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the Preferred Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

                  (c) The merger or consolidation of the Corporation into or with another corporation (except if the Corporation is the surviving entity and the holders of voting stock of the Corporation immediately prior to a merger involving the Corporation are the holders of not less than a majority of the Corporation immediately following such merger), or the sale of all or substantially all of the assets of the Corporation or other reorganization or recapitalization of the Corporation having a similar effect shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 2. The amount deemed distributed to the holders of Preferred Stock upon any such merger, consolidation or recapitalization shall be the cash distributed to such holders or the value (to be determined by a majority vote of the Board of Directors of the Corporation) of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity.

      3. Voting.

                  (a) Right to Vote. Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Section 3(b) below or by the provisions establishing any other class or series of Preferred Stock, holders of Preferred Stock and of any other outstanding class or series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) Special Voting Rights. Except as specifically set forth in this subsection 3(b), the Corporation shall not, without the prior approval of the holders of a majority of the shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

                        (i) amend, repeal or add any provision to the Restated Certificate of Incorporation or By-Laws of the Corporation;

                        (ii) authorize, create or issue any debt or equity securities, except for (1) shares of Common Stock (including without limitation stock options exercisable for shares of Common Stock) which may be issued to employees, directors, consultants, scientific advisors or other persons pursuant to arrangements, contracts or plans as are recommended by management and


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      approved by the vote of a majority of the members of the Board of
      Directors (as such shares may be appropriately adjusted for stock splits, stock dividends, combinations, reorganizations, recapitalizations and other similar events involving a change in the capital structure of the Corporation) (the "Reserved Employee Shares"); (2) indebtedness for borrowed money from a bank or other institutional lender or indebtedness in connection with a capital equipment leasing arrangement, other lease financing arrangement or for operating capital purposes, in each case under this subsection (2) approved by the vote of a majority of the members of the Board of Directors; and (3) the shares of Common Stock issuable upon exercise of warrants issued pursuant to the Series E Purchase Agreement (as defined below) or upon conversion of the Preferred Stock;

                        (iii) merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) substantially all of its assets (whether now owned or hereafter acquired) or permit any subsidiary to do any of the foregoing, except for sales or other dispositions of assets in the ordinary course of business except that (1) any wholly-owned subsidiary may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary, (2) any wholly-owned subsidiary may merge into or transfer assets to the Corporation, and (3) the Corporation may merge another entity into it or otherwise acquire such entity so long as the Corporation is the surviving entity, the holders of voting stock of the Corporation immediately prior to such merger are the holders of not less than a majority of the Corporation immediately following such merger, such merger or acquisition does not result in the violation of any of the provisions of the Series E Convertible Preferred Stock Purchase Agreement (the "Series E Purchase Agreement") and no such violation exists at the time of such merger or acquisition;

                        (iv) sell, transfer or license any intellectual property rights of the Corporation, except in connection with clinical testing or in the ordinary course of business;

                        (v) file a registration statement with the Securities and Exchange Commission with respect to any of the Corporation's securities (except with respect to a registration statement filed in connection with a demand registration right), provided that notwithstanding any other provision of this Section 3, it shall not be considered a breach of this Section 3(b)(v) if the holders of a majority of the Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class ratify such a filing after the filing has been made;


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                        (vi) increase or decrease the authorized number of
      directors constituting the Board of Directors;

                        (vii) declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary to do any of the foregoing, provided, however, that nothing herein contained shall prevent the Corporation from:

                              (1) effecting a stock split (except for a reverse stock split) or declaring or paying any dividends consisting of shares of any class of capital stock to the holders of shares of such class of capital stock;

                              (2) complying with any specific provisions of the terms of the Preferred Stock or the terms of the Series E Purchase Agreement; or

                              (3) repurchasing any stock at cost pursuant to restricted stock agreements with employees, consultants, directors, scientific advisors and others under restricted stock agreements previously approved by the Board of Directors;

                        (viii)create any subsidiary that is not a wholly-owned subsidiary;

                        (ix) reclassify any securities into shares having preferences or priority equal to or superior to any series of Preferred Stock; or

                        (x) grant to any of its employees options to purchase Reserved Employee Shares which shall become exercisable at a rate in excess of 25% per annum from the date of such grant (unless such vesting schedule (or any amendment thereto) is approved by a majority of the members of the Board of Directors).

The provisions of this Section 3(b) shall not apply to actions taken by the Corporation to effect a Special Mandatory Conversion pursuant to Section 6 below.

            (c) Amendment to Section 5(a). Notwithstanding any provision herein to the contrary, the Corporation shall not, without the prior approval of holders of no less than eighty percent (80%) of the shares of Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) together as a single class, amend, repeal or modify Section 5(a) hereof (and this paragraph 3(c)


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shall not be amended without the consent of holders of no less than eighty percent (80%) of the shares of Preferred Stock, given in writing or by a vote at a meeting, consenting or voting, as the case may be).

      4. Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after February 21, 1999, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the conversion value (the "Conversion Value") specified below by the Conversion Price (as defined below) in effect at the time of the conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $2.00 in the case of Series A Stock, $2.00 in the case of Series B Stock, $3.75 in the case of Series C Stock, $7.00 in the case of Series D Stock and $10.00 in the case of Series E Stock. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. The Conversion Value shall be $2.00 in the case of Series A Stock, $2.00 in the case of Series B Stock, $3.75 in the case of Series C Stock, $7.00 in the case of Series D Stock and $10.00 in the case of Series E Stock.

                        In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Preferred Stock.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price.

                  (c) Dividends. Upon any conversion of the Preferred Stock, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion, and all rights to such accrued and unpaid dividends shall terminate and be canceled.

                  (d) Mechanics of Conversion.

                        (i) In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall


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      surrender the certificate or certificates for such shares of Preferred
      Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                        (ii) The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                        (iii) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

                  (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date of issuance of the


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Preferred Stock combine the outstanding shares of Common Stock, the Conversion
Price then in effect for each series of Preferred Stock immediately before the combination shall be proportionately increased. If the Corporation shall at any time or from time to time after the date of issuance of the Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect for each series of Preferred Stock immediately before that subdivision shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the date of issuance of the Preferred Stock shall make or issue, or fix a record rate for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for each series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for each such series of Preferred Stock then in effect by a fraction:

                        (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                        (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for each such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for each such series of Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                  (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date of issuance of the Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each event provision shall be made so that the holders of each series of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common


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Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Preferred Stock.

                  (h) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (i) Adjustment for Merger or Reorganization, etc. In the case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Section 2(c)), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

                  (j) Adjustments to Applicable Conversion Price of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock Upon Dilutive Issuances of Common Stock.

                        (i) If the Corporation shall, at any time after the date on which a share of Series E Preferred Stock was first issued or sold, while there are any shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock outstanding, issue or sell shares of its Common Stock (or Common Stock Equivalents, as provided herein) without consideration or at a price per share less than the applicable Conversion Price for the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock in effect immediately prior to such issuance or sale, then the Conversion Price for the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock, as the case may be, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the applicable Conversion Price by a fraction:

                              (A) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the applicable Conversion Price in effect immediately prior to such issuance, and

                              (B) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents, plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

                        (ii) For the purposes of this Section 4(j), the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock with respect to the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the applicable Conversion Price in effect for any of such series of Preferred Stock at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Price shall be made under this Section 4(j) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                        (iii) Should the Net Consideration Per Share (as hereinafter defined) of any such Common Stock Equivalents be decreased from time to time, then, upon the effectiveness of each such change, the Conversion Price will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had adjustments made to the Conversion Price since the date of issuance of such Common Stock Equivalents been made to such Conversion Price as adjusted pursuant to paragraph (ii) above. Any adjustment of the Conversion Price with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are cancelled without being exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or cancelled Common Stock Equivalents, with such additional adjustments as would have been made to the Conversion Price had the expired or cancelled Common Stock Equivalents not been issued.

                        (iv) For purposes of this Section 4(j), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                              (A) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                              (B)   The "Net Consideration Per Share" which
      may be received by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                        (v) For purposes of this Section 4(j), in the event that the Corporation shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock), (ii) with respect to the Series A Stock, dividends payable in shares of Series A Stock, (iii) with respect to Series B Stock, dividends payable in shares of Series B Stock, (iv) with respect to Series C Stock, dividends payable in shares of Series C Stock, (v) with respect to Series D Stock, dividends payable in shares of Series D Stock or (vi) with respect to Series E Stock, dividends payable in shares of Series E Stock; provided, however, that holders of any shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock shall be entitled to receive such shares of Common Stock for which the shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock or Series E Stock are then convertible.

                        (vi) For purposes of this Section 4(j), if a part of all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4(j) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation. In the event of any dispute between the holders of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and the Corporation regarding the determination of fair market value, at the option of the holders of a majority of the outstanding shares of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the Corporation shall engage a consulting firm or investment banking firm selected by the holders of a majority of the outstanding shares of the Series A- 1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of such appraisal shall be borne by the Corporation.

                        (vii) This Section 4(j) shall not apply with respect to:

                              (A) the Reserved Employee Shares;

                              (B) the issuance of Common Stock upon
      conversion of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock or upon exercise of the warrants to purchase shares of Common Stock issued in connection with the sale and issuance of Series E Preferred Stock; or

                              (C) the issuance of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock upon a Special Mandatory Conversion under Section 6 below.

                        (viii)Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale for the purposes of this
      Section 4(j).

                        (ix) Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock. There shall be no adjustment for the Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock under this
      Section 4(j).

All such numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation.

                  (k) No Impairment. The Corporation will not, by amendment of its Third Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                  (l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of the Preferred Stock.

                  (m) Notice of Record Date. In the event that, on or after the date of issuance of the Preferred Stock:

                        (i) the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                        (ii) the Corporation subdivides or combines its outstanding shares of Common Stock;

                        (iii) there is any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or any consolidation or merger of the Corporation into or with another corporation, or a sale of all or substantially all of the assets of the Corporation; or

                        (iv) there is an involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

      then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                              (A)the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                              (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

      5. Mandatory Conversion.

                  (a) The Corporation may, at its option, require all (and not less than all) holders of shares of any series of Preferred Stock then outstanding to convert their shares of such series of Preferred Stock into shares of Common Stock, at the then effective conversion rate pursuant to
Section 4, at any time on or after the closing of the sale of shares of the Corporation's Common Stock, at a price per share which equals or exceeds $14.00, which number shall be appropriately adjusted for stock splits, stock dividends, combinations, reorganizations, recapitalizations and other similar events involving a change in capital structure of the Corporation, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20,000,000 of aggregate gross proceeds; provided, however, that in the event an underwritten public offering does not meet the thresholds provided in this paragraph (a) a vote of eighty percent (80%) of the outstanding shares of Preferred Stock may, require all (and not less than all) holders of shares of any series of Preferred Stock then outstanding to convert their shares of such series of Preferred Stock into shares of Common Stock, at the then effective conversion rate pursuant to Section 4.

                  (b) All holders of record of shares of Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Preferred Stock at such holder's address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). On or before the date fixed for conversion, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the date fixed for conversion, all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in

Section 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (c) All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, for and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

      6. Special Mandatory Conversion.

                  (a) If any holder of shares of Preferred Stock is entitled to exercise the right of first refusal (the "Right of First Refusal") as set forth in Section 7.14 of the Series E Purchase Agreement with respect to any equity financing (the "Equity Financing") of the Corporation in which the holders of a majority of the shares of Preferred Stock choose to participate and which would result in the reduction of any Conversion Price, and (i) the Corporation has fully complied in all respects with its obligations pursuant to Section 7.14 of the Series E Purchase Agreement, in respect thereof, and (ii) the provisions of the Right of First Refusal have not been waived at the request of the Corporation by such holder, if such holder (a "Non-Participating Holder") does not, by exercise of such holder's Right of First Refusal, acquire at least its Special Proportionate Percentage (as hereinafter defined) of the Allocated Offered Securities offered to the holders of the Preferred Stock in such Equity Financing (a "Mandatory Offering"), then all of such holder's shares of Preferred Stock whose Conversion Price would be reduced shall automatically and without further action on the part of such holder be converted effective subject to and concurrently with consummation of the Mandatory Offering (the "Mandatory Offering Date") as follows: (A) each share of Series A-1 Preferred Stock held by such Non-Participating Holder shall be converted into one share of Series A-2 Preferred Stock, (B) each share of Series B-1 Preferred Stock held by such Non-Participating Holder shall be converted into one share of Series B-2 Preferred Stock, (C) each share of Series C Preferred Stock held by such Non-Participating Holder shall be converted into one share of Series C-2 Preferred Stock, (D) each share of Series D Preferred Stock held by such Non-Participating Holder shall be converted into one share of Series D-2 Preferred Stock and (E) each share of Series E Preferred Stock held by such Non-Participating Holder shall be converted into one share of Series E-2 Preferred Stock. Upon such conversion, the shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock so converted shall be cancelled and not subject to reissuance. As used in this Section 6, the following terms shall have the following respective meanings:

            (1) "Allocated Offered Securities" shall mean: (i) as to any holder of Series A-1 Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Series A-1 Preferred Stock as a group, it being understood that for purposes of this Section 6(a) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Series A-1 Preferred Stock pursuant to Section 7.14 of the Series E Purchase Agreement, (ii) as to any holder of Series B-1 Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Series B-1 Preferred Stock as a group, it being understood that for purposes of this Section 6(a) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Series B-1 Preferred Stock pursuant to Section 7.14 of the Series E Purchase Agreement, (iii) as to any holder of Series C Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Series C Preferred Stock as a group, it being understood that for purposes of this Section 6(a) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Series C Preferred Stock pursuant to Section 7.14 of the Series E Purchase Agreement, (iv) as to any holder of Series D Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Series D Preferred Stock as a group, it being understood that for purposes of this Section 6(a) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Series D Preferred Stock pursuant to Section 7.14 of the Series E Purchase Agreement and (v) as to any holder of Series E Preferred Stock that portion of the gross amount of offered securities which has expressly been allocated for purchase by the holders of the Series E Preferred Stock as a group, it being understood that for purposes of this
      Section 6(a) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Series E Preferred Stock pursuant to Section 7.14 of the Series E Purchase Agreement; and

            (2) "Special Proportionate Percentage" shall mean (i) as to any holder of Series A-1 Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock issuable upon conversion of the Series A-1 Preferred Stock then owned by such holder bears to (y) the aggregate number of shares of Common Stock issuable with respect to all outstanding shares of Series A-1 Preferred Stock, (ii) as to any holder of Series B-1 Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock issuable upon conversion of the Series B-1 Preferred Stock then owned by such holder bears to (y) the aggregate number of shares of Common Stock issuable with respect to all outstanding shares of Series B-1 Preferred Stock, (iii) as to any holder of Series C Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock issuable upon the conversion of the Series C Preferred Stock then owned by such holder bears to (y) the aggregate number of shares of outstanding Common Stock issuable with respect to all outstanding shares of Series C Preferred Stock, (iv) as to any holder of Series D Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock issuable upon conversion of the Series D Preferred Stock then owned by such holder bears to (y) the aggregate number of shares of outstanding Common Stock issuable with respect to all outstanding shares of Series D Preferred Stock and (v) as to any holder of Series E Preferred Stock, that percentage figure which expresses the ratio which (x) the number of shares of outstanding Common Stock issuable upon conversion of the Series E Preferred Stock then owned by such holder bears to (y) the aggregate number of shares of outstanding Common Stock issuable with respect to all outstanding shares of Series E Preferred Stock.

Notwithstanding the above, in the event that any holder of Preferred Stock shall have apportioned its Right of First Refusal pursuant to Section 7.14(e) of the Series E Purchase Agreement among itself and its general partners, officers and other affiliates, and collectively such persons and entities shall have exercised such Right of First Refusal to acquire not less than such holder's Special Proportionate Percentage of the Allocated Offered Securities of a Mandatory Offering, then such holder shall not be deemed a Non-Participating Holder hereunder and the Preferred Stock held by such holder shall not be subject to mandatory conversion pursuant to this Section 6 with respect to such Mandatory Offering.

                  (b) The holder of any shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock converted pursuant to Section 6 shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock (or at the office of the Corporation if it serves as its own transfer agent), or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock to which such holder is entitled. The person in whose name the certificate for such Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock or Series E-2 Preferred Stock is to be issued shall be deemed to have become a stockholder of record on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                  (c) Each share of such Non-Participating Holder's shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Preferred Series D Stock or Series E Preferred Stock shall be converted into one share of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock concurrently with the consummation of the subject Mandatory Offering. Such new series of Preferred Stock shall be identical in all respects, except with respect to the respective Conversion Prices then in effect, to the Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock issued pursuant to the provisions of Section 6(a) above.

      7. No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein or shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock which are converted into shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock, Series C-2 Preferred Stock, Series D-2 Preferred Stock and Series E-2 Preferred Stock pursuant to
Section 6 of this Article FOURTH shall not be reissued.

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      Executed by the undersigned on this 17th day of December, 1998.



                                                /s/Nassib G. Chamoun
                                                -------------------------------
                                                Nassib G. Chamoun
                                                President